SIDLEY AUSTIN llp 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

EXHIBIT 5.1

June 8, 2015

UCP, Inc. 99 Almaden Blvd., Suite 400 San Jose, California 95113
Re:	UCP, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed by UCP, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s: (i) shares of Class A common stock, par value $0.01 per share (“Class A common stock”), (ii) shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (iii) warrants to purchase Class A common stock or Preferred Stock (“Warrants”), in each case, as described in the related prospectus forming a part of the Registration Statement, with an aggregate initial offering price not to exceed $250,000,000. The Class A common stock, the Preferred Stock and the Warrants are hereinafter referred to, collectively, as the “Securities.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Unless otherwise specified in the applicable prospectus supplement:

(a)
the Preferred Stock will be issued in one or more series, and the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”); and

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

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(b)
the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto (each, a “Warrant Agent”).

Each Certificate of Designation and Warrant Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or, as appropriate, a Current Report on Form 8-K incorporated by reference into the Registration Statement. All Certificates of Designation, Warrant Agreements and certificates evidencing any of the Securities are hereinafter called, collectively, the “Transaction Documents.”

In connection with this opinion, we have acted as counsel for the Company and have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), the Amended and Restated Bylaws of the Company (together with the Charter, the “Governing Documents”), resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the Registration Statement and such other corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission.  As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.           With respect to an offering of shares of Class A common stock covered by the Registration Statement, such shares of Class A common stock will be validly issued, fully paid and nonassessable when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have been declared effective by the Commission under the Securities Act; (ii) a prospectus supplement with respect to such shares of Class A common stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions authorizing and approving the issuance, sale and delivery of such shares of Class A common stock at a purchase price in an amount not less than

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the aggregate par value thereof; and (iv) certificates representing such shares of Class A common stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor or, if any such shares of Class A common stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Class A common stock to the purchasers thereof against payment of the agreed consideration therefor.

2.           With respect to an offering of shares of Preferred Stock of any series covered by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have been declared effective by the Commission under the Securities Act; (ii) a prospectus supplement with respect to such shares of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions (A) establishing the number of shares of such series and the designation, powers, preferences and rights of the shares of such series and any qualifications, limitations or restrictions thereon, (B) authorizing and approving the form, terms, execution, delivery and performance of a Certificate of Designation with respect to such series of Preferred Stock and the form of certificate evidencing the shares of such series of Preferred Stock and (C) authorizing and approving the filing of such Certificate of Designation and the issuance, sale and delivery of such shares of Preferred Stock at a purchase price in an amount not less than the aggregate par value thereof; (iv) such Certificate of Designation shall have been duly executed and delivered by duly authorized officers of the Company and filed with the Secretary of State of the State of Delaware; and (v) certificates representing such shares of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor or, if any such shares of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Preferred Stock to the purchasers thereof against payment of the agreed consideration therefor.

3.           With respect to an offering of Warrants covered by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have been declared effective by the Commission under the Securities Act; (ii) a prospectus supplement with respect to such Warrants and the shares of Class A common stock or shares of Preferred Stock, as the case may be, issuable upon exercise of such Warrants (the “Warrant Securities”) shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions authorizing and approving (A) the form, terms, execution, delivery and performance of the related Warrant Agreement and the form

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of certificate evidencing such Warrants, (B) the issuance, sale, delivery and purchase price of such Warrants and (C) the issuance of the applicable Warrant Securities upon the exercise of such Warrants on the terms provided in the related Warrant Agreement; (iv) if the Warrant Securities are shares of Class A common stock, the applicable actions described in paragraph 1 above shall have been taken; (v) if the Warrant Securities are shares of Preferred Stock, the applicable actions described in paragraph 2 above shall have been taken; (vi) such Warrant Agreement shall have been duly executed and delivered by duly authorized officers of the Company and duly authorized, executed and delivered by the Warrant Agent named therein; and (vii) certificates representing such Warrants shall have been duly executed and delivered by duly authorized officers of the Company, countersigned (if applicable) by such Warrant Agent and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of Securities:  (i) the applicable Securities will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of the applicable Securities (including, without limitation, any Warrant Securities) will not (A) contravene or violate the Governing Documents, any resolutions adopted by the Board or any duly authorized committee thereof, the Delaware General Corporation Law (the “DGCL”) or any other law, rule or regulation applicable to the Company, (B) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (iii) all of the actions taken by the Company as contemplated by paragraphs 1 through 3 above, to the extent applicable, shall have been taken pursuant to and in accordance with the Governing Documents, any applicable resolutions adopted by the Board or any duly authorized committee thereof, the DGCL and any other applicable laws, rules or regulations; (iv) the authorization by the Company of the transactions described above, the applicable Transaction Documents and the other instruments, agreements and documents entered into by the Company in connection with the transactions described above will not have been rescinded and there will not have occurred any change in law affecting the

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validity, binding character or enforceability of any such instruments, agreements and documents; (v) the Governing Documents, as currently in effect, will not have been modified or amended and will be in full force and effect; (vi) the form, terms, execution, delivery and performance of the applicable Transaction Documents and the issuance, sale, exercise (if applicable), and delivery of the Securities (including, without limitation, any Warrant Securities and any issuance, sale or delivery thereof upon exercise thereof of Warrants) shall have been duly authorized and approved by the Board or a duly authorized committee thereof or by duly authorized officers of the Company acting pursuant to authority delegated to such officers by the Board or a duly authorized committee thereof, all in accordance with, and within any parameters or limitations established by, the Governing Documents, any applicable resolutions of the Board or any duly authorized committee thereof, the DGCL and any other applicable laws, rules or regulations; (vii) such terms will be accurately reflected in the applicable Transaction Documents and any other instruments, agreements and certificates governing, evidencing or establishing the forms and terms of such Securities, and the issuance, sale and delivery of the Securities (including, without limitation, any Warrant Securities and any issuance, sale or delivery thereof upon exercise of Warrants) will not be subject to any preemptive or other similar rights; and (viii) the Company will have a number of authorized and unissued shares of Class A common stock and Preferred Stock sufficient to provide for the issuance of all shares of Class A common stock and Preferred Stock issued pursuant to the transactions contemplated above and issuable upon exercise of any Warrants.  We have further assumed that the Warrant Agreements will be governed by and construed in accordance with the laws of the State of New York.

With respect to each Transaction Document and other instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

This opinion letter is given as of the date hereof and is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York).  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or as to the municipal laws or the

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laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in the each case as to any matters arising thereunder or relating thereto.  This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and any amendment thereto.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin